Exhibit 4.5

EXECUTION VERSION

INTERCREDITOR AGREEMENT

This Intercreditor Agreement is dated as of May 18, 2012, and entered into by and among Libbey Glass Inc., a Delaware corporation (the “Company”), Libbey Inc., a Delaware corporation (“Holdings”), the Subsidiaries of the Company listed on the signature pages hereof (together with any subsidiary that becomes a party hereto after the date hereof, the “Company Subsidiaries”), JP Morgan Chase Bank, N.A., in its capacity as administrative agent under the Initial ABL Loan Agreement, including its successors and assigns from time to time (the “Initial ABL Agent”), any other ABL Agent from time to time party hereto, The Bank of New York Mellon Trust Company, N.A., as Trustee including, its successors and assigns from time to time (the “Notes Trustee”), not in its individual capacity, but solely in its capacity as trustee and collateral agent under the Notes Indenture and any Additional Pari Passu Secured Indebtedness Agent from time to time party hereto. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1.

RECITALS

The Company, Libbey Europe B.V., Holdings, the other Loan Parties party thereto, the ABL Lenders, the Initial ABL Agent and J.P. Morgan Europe Limited, as administrative agent with respect to Netherlands Loans, have entered into that certain Amended and Restated Credit Agreement, dated as of February 8, 2010 (as amended by that certain Amendment No. 1 to the Amended and Restated Credit Agreement, dated January 14, 2011; that certain Amendment No. 2 to the Amended and Restated Credit Agreement, dated April 29, 2011; that certain Amendment No. 3 to the Amended and Restated Credit Agreement, dated September 14, 2011 and that certain Amendment No. 4 to the Amended and Restated Credit Agreement, dated as of May 18, 2012 and as otherwise amended, restated, amended and restated, supplemented or modified from time to time, the “Initial ABL Loan Agreement”);

The Company has issued, or will issue, $450,000,000 principal amount of 6.875% senior secured notes due 2020 (the “Initial Notes”) under an indenture, dated as of May 18, 2012 (as amended, restated, supplemented or modified from time to time, the “Notes Indenture”) among the Company, Holdings, Subsidiary Guarantors (as defined in the Notes Indenture), and the Notes Trustee;

The Company may from time to time following the date hereof issue Additional Pari Passu Secured Indebtedness Obligations to the extent permitted by the ABL Loan Agreement and the Notes Indenture;

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.

DEFINITIONS.

1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Agent” means the Initial ABL Agent and any successor or other agent under any ABL Loan Agreement.

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including, without limitation, the ABL Lenders and the ABL Agent under the ABL Loan Agreement and the Bank Product Providers in each case solely in their capacities as such and not in any other capacity (except to the extent that such ABL Claimholder is acting in such other capacity for the primary purpose of benefiting its ABL Obligations).

“ABL Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any ABL Obligations.

“ABL Default” means an “Event of Default” (as defined in the ABL Loan Agreement).

“ABL Lenders” means the “Lenders” under and as defined in the ABL Loan Agreement or any other Person which extends credit under the ABL Loan Agreement in each case solely in their capacities as such and not in any other capacity (except to the extent that such ABL Lender is acting in such other capacity for the primary purpose of benefiting its ABL Obligations).

“ABL Loan Agreement” means collectively, (a) the Initial ABL Loan Agreement and (b) any other credit agreement or credit agreements, one or more debt facilities, and/or commercial paper facilities, in each case, with banks or other institutional or commercial lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers’ acceptances, or other borrowings, that has been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part from time to time the Obligations outstanding under the Initial ABL Loan Agreement or any other agreement or instrument referred to in this clause which (I) is designated as an “ABL Loan Agreement” by (x) if any other ABL Loan Agreement is then in effect, the ABL Agent thereunder (and, so long as an ABL Default has not occurred and is continuing at the time of such designation, the Company) or (y) if no other ABL Loan Agreement is then in effect, the Company, and (II) the ABL Agent for such agreement shall have executed a supplement to this Agreement agreeing to be bound hereby on the same terms applicable to the Initial ABL Agent, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial ABL Loan Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the ABL Loan Agreement hereunder shall be deemed a reference to any ABL Loan Agreement then in existence.

“ABL Loan Documents” means the ABL Loan Agreement and the “Loan Documents” (as defined in the ABL Loan Agreement), Bank Products, and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with the ABL Loan Agreement or any Bank Products, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“ABL Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are governed.

“ABL Obligations” means all Obligations outstanding under the ABL Loan Agreement and the other ABL Loan Documents, including any Bank Products. “ABL Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“ABL Priority Collateral” means all now-owned or hereafter acquired ABL Collateral that constitutes:

(a) Accounts, other than Accounts which arise from the sale, license, assignment or other disposition of Notes Priority Collateral;

(b) Inventory and Documents for any Inventory;

(c) all Intellectual Property;

(d) Capital Stock of the Company held by Libbey Inc.;

(e) Capital Stock held by the Company or any Subsidiary Guarantor (which in the case of an equity interest in any Foreign Subsidiary (as defined in the Notes Indenture and/or in any Additional Pari Passu Secured Indebtedness Agreement, as applicable), will be limited to 100% of the non-voting stock (if any) and 65% of the voting stock of direct wholly-owned Foreign Subsidiaries;

(f) Deposit Accounts and Securities Accounts (including all cash, cash equivalents, Money, checks, Instruments, funds, ACH transfers, wired funds, Investment Property, and other funds and property held in or on deposit in any of the foregoing, but excluding any identifiable Proceeds of Notes Priority Collateral held in any of the foregoing);

(g) Letter of Credit Rights arising out of, or related to, or derivative of any of the property or interests in property described in this definition;

(h) letters of credit transferred to the ABL Agent or any ABL Lender, or with respect to which the Proceeds thereof have been assigned to the ABL Agent or any ABL Lender, or on which the ABL Agent or any ABL Lender is named as beneficiary, in each case arising out of, related to, or derivative of the property or interests described in this definition;

(i) Supporting Obligations and Commercial Tort Claims, in each case, to the extent arising out of, or related to, or derivative of the property or interests in property described in this definition;

(j) all contracts, contract rights, other General Intangibles, Chattel Paper, and Instruments (including promissory notes), in each case, to the extent arising out of, or related to, or derivative of the property or interests in property described in this definition;

(k) all General Intangibles (other than Notes General Intangibles);

(l) all Investment Property;

(m) all books and Records relating to the items referred to in the preceding clauses (a) through (l), or the succeeding clause (n) (including all books, databases, data processing software, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (l), or the succeeding clause (n)); and

(n) all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.5, all proceeds, products, substitutions, replacements, accessions, cash, Money, insurance proceeds, Instruments, Securities, Security Entitlements, Financial Assets and Deposit Accounts (except Deposit Accounts containing identifiable Notes Priority Proceeds under clause (g) of the definition of “Notes Priority Collateral”, but only to the extent of such identifiable Notes Priority Proceeds) received as proceeds of any of the foregoing, but excluding identifiable proceeds from Notes Priority Collateral (collectively, “ABL Priority Proceeds”).

For purposes of clarification, and notwithstanding anything to the contrary set forth in this Agreement, any of the items set forth in this paragraph that are or become branded, or otherwise produced through the use or other application of, any Trademarks or other Intellectual Property, whether pursuant to the exercise of rights pursuant to Section 3.4 or otherwise, shall fully constitute ABL Priority Collateral, and no Proceeds arising from any Disposition of any such ABL Priority Collateral shall be, or be deemed to be, attributable to Notes Priority Collateral.

For the avoidance of doubt, it is hereby acknowledged and agreed that the Notes will not be secured by a Lien on or security interest in any assets or property of any Foreign Subsidiary (regardless of whether such assets or property are or have been pledged to the ABL Agent under the ABL Loan Agreement) and nothing in this Agreement shall be deemed to grant any rights to the Notes Agent in respect of such assets or property.

“ABL Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“Access Period” means for each parcel of Mortgaged Premises or other Notes Priority Collateral, the period, which begins on the earlier of (a) the day on which the ABL Agent provides the Notes Agent with an Enforcement Notice and (b) the fifth Business Day after the Notes Agent provides the ABL Agent with notice that the Notes Agent (or its agent) has obtained possession or control of such Mortgaged Premises or other Notes Priority Collateral in connection with an Enforcement and ends on the earliest of (i) the 180th day after the date (the “Initial Access Date”) on which the ABL Agent initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the applicable ABL Collateral plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL Priority Collateral and (ii) the Discharge of ABL Obligations.

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Notes Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.

“Accounts” means all present and future “accounts” (as defined in Article 9 of the UCC).

“Additional Joinder Agreement” shall mean a joinder agreement in the form of Exhibit B hereto.

“Additional Notes” shall mean any additional notes issued under the Notes Indenture, to the extent such additional notes are not prohibited by the terms of the ABL Loan Agreement and the Notes Indenture to be incurred or from being secured by Liens on the Collateral ranking pari passu with the Liens securing the Notes Indenture.

“Additional Pari Passu Secured Indebtedness Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional Pari Passu Secured Indebtedness Obligations pursuant to any Additional Pari Passu Secured Indebtedness Agreement.

“Additional Pari Passu Secured Indebtedness Agreement” means the indenture, credit agreement or other agreement under which any Additional Pari Passu Secured Indebtedness Obligations are incurred.

“Additional Pari Passu Secured Indebtedness Obligations” means Indebtedness of the Grantors issued following the date of this Agreement including (i) Additional Notes and (ii) other Indebtedness to the extent (a) such Indebtedness is not prohibited by the terms of the ABL Loan Agreement and the Notes Indenture, from being incurred or from being secured by Liens on the Collateral ranking pari passu with the Liens securing the Notes Obligations, (b) the Grantors have granted Liens, consistent with clause (a), on the Collateral to secure the obligations in respect of such Indebtedness, and (c) the Additional Pari Passu Secured Indebtedness Agent, for the holders of such Indebtedness has entered into an Additional Joinder Agreement on behalf of the Notes Claimholders under such agreement acknowledging that such holders shall be bound by the terms hereof applicable to Notes Claimholders.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agents” means the ABL Agent and the Notes Agent.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bank Product Debt” means Indebtedness and other Obligations relating to Bank Products.

“Bank Product Provider” means any ABL Lender or Affiliate of an ABL Lender that is providing Banking Services (as such term is defined in the Initial ABL Loan Agreement or any substantially equivalent term in any other ABL Loan Agreement) to any Grantor or that is a party to a Swap Agreement (as such term is defined in the Initial ABL Loan Agreement or any substantially equivalent term in any other ABL Loan Agreement) with any Grantor.

“Bank Products” means any Swap Agreement evidencing Swap Obligations (as each such term is defined in the Initial ABL Loan Agreement or any substantially equivalent term in any other ABL Loan Agreement) or agreement evidencing Banking Services Obligations (as such term is defined in the Initial ABL Loan Agreement or any substantially equivalent term in any other ABL Loan Agreement).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal or state law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago, Illinois or Wilmington, Delaware are authorized or required by law to close.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and all rights, warrants or options exchangeable for or convertible into any of the items described in clauses (a) through (e) above; provided that with respect to the foregoing, Capital Stock shall exclude any debt securities convertible into Capital Stock, whether or not such debt securities include any right of vote or participation with Capital Stock.

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholder” means any Notes Claimholder or ABL Claimholder, as applicable.

“Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral or Notes Collateral.

“Commercial Tort Claims” means all present and future “commercial tort claims” (as defined in Article 9 of the UCC).

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Company Subsidiary” has the meaning assigned to that term in the Preamble to this Agreement.

“Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) payment in full in cash of all ABL Obligations (other than (i) Bank Product Debt which is not then due and payable except as provided in clause (c) below and (ii) contingent obligations or contingent indemnification obligations except as provided in clause (e) below);

(b) termination or expiration of all commitments, if any, to extend credit under the ABL Loan Documents;

(c) termination and payment in full in cash or cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent) of all Bank Product Debt;

(d) termination, cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent, but in no event greater than 105% of the aggregate undrawn face amount, plus commissions, fees, and expenses) or backstop of all letters of credit issued under the ABL Loan Agreement in compliance with the terms of the ABL Loan Agreement; and

(e) cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations included in the ABL Obligations that are not yet due and payable but with respect to which a claim has been asserted in writing under any ABL Loan Documents (in an amount and manner reasonably satisfactory to the ABL Agent).

“Discharge of Prior Lien Obligations” shall mean:

(a) with respect to the ABL Priority Collateral as it relates to the Notes Claimholders, the Discharge of ABL Obligations; and

(b) with respect to the Notes Priority Collateral as it relates to the ABL Claimholders, the Discharge of Notes Obligations.

“Discharge of Notes Obligations” means, except to the extent otherwise expressly provided in Section 5.5, (x) payment in full in cash of all Notes Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted) or (y) with respect to the Obligations under the Notes and Notes Indenture, any discharge or legal defeasance of the Notes Indenture and with respect to the Obligations under any Additional Pari Passu Secured Indebtedness Agreement, any discharge or legal defeasance of such Additional Pari Passu Secured Indebtedness Agreement, in each case, in accordance with the express terms thereof.

“Disposition” means any sale, lease, exchange, transfer or other disposition of any Collateral.

“Documents” means all present and future “documents” (as defined in Article 9 of the UCC.

“Enforcement” means, collectively or individually for one or both of the ABL Agent or any ABL Claimholder or the Notes Agent or any Note Claimholder to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the Proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, any Collateral, whether by judicial enforcement of any of the rights and remedies under the ABL Loan Documents, the Notes Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other disposition implemented by any Grantor at the direction of the ABL Agent or the Notes Agent, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application (including pursuant to “cash dominion” provisions) of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the ABL Agent), (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default due to the existence of an over-advance, (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding, (vii) the consent by the ABL Agent to disposition by any Grantor of any of the ABL Priority Collateral, and (viii) the acceleration of the Notes Obligations or the ABL Obligations.

“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or Notes Default has occurred and is continuing, by either the ABL Agent or the Notes Agent to the other announcing that such party intends to commence Enforcement against its Priority Collateral and specifying the ABL Event of Default or Notes Event of Default, as applicable.

“Equipment” means all now owned and hereafter acquired equipment, as defined in Article 9 of the UCC.

“Financial Assets” means all present and future “financial assets” (as defined in Article 9 of the UCC).

“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC).

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means Holdings, the Company, each Company Subsidiary and each other Person that has or may from time to time hereafter execute and deliver an ABL Security Document or a Notes Security Document, as a grantor of a Lien (or the equivalent thereof).

“Indebtedness” means and includes all “Indebtedness,” or any similar term within the meaning of the ABL Loan Agreement or the Notes Indenture and/or in any Additional Pari Passu Secured Indebtedness Agreement, as applicable.

“Initial ABL Loan Agreement” has the meaning assigned to that term in the Recitals.

“Initial Access Date” has the meaning assigned to that term in the definition of the term “Access Period.”

“Initial Notes” has the meaning assigned to that term in the Recitals.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c) any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court’s jurisdiction or supervision;

(d) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

(e) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof, (“Patents”); (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof, (“Trademarks”); (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof, (“Copyrights”); (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.

“Inventory” means all now owned and hereafter existing or acquired inventory, as defined in Article 9 of the UCC.

“Investment Property” means all present and future “investment property” (as defined in Article 9 of the UCC), including, without limitation, all Capital Stock of all Grantors (other than Holdings) and all Subsidiaries of the Grantors.

“Letter of Credit Rights” means all present and future “letter of credit rights” (as defined in Article 9 of the UCC).

“Lien” means any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Money” means all present and future “money” (as defined in Article 9 of the UCC).

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Notes Mortgage and/or an ABL Mortgage.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.1), the provisions of Article IV, or the provisions of Article VI, unless such Plan of Reorganization has been accepted by the voluntary required vote of each class of Priority Claimholders for such class to have approved such Plan of Reorganization.

“Noteholders” means the “Holders” in the Notes Indenture and any holders of Additional Pari Passu Secured Indebtedness Obligations in each case solely in their capacities as such and not in any other capacity (except to the extent that such Noteholder is acting in such other capacity for the primary purpose of benefiting its Notes Obligations).

“Notes” means, collectively, (a) the Initial Notes (together with the Company’s 6.875% Senior Secured Notes due 2020 issued under the Notes Indenture in replacement thereof pursuant to the Registration Rights Agreement (as defined in the Notes Indenture)), (b) any Additional Notes and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation (other than ABL Obligations) that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Initial Notes and/or the Additional Notes or any other agreement or instrument referred to in this clause which (I) is designated as “Notes” (x) so long as the Notes Indenture or any Additional Pari Passu Secured Indebtedness Agreement is in effect and is not being replaced, refinanced or refunded in whole, the Notes Agent (and, so long as a Notes Default has not occurred and is continuing at the time of such designation, the Company) or (y) otherwise, the Company, and (II) the Notes Agent for such agreement shall have executed the Additional Joinder Agreement agreeing to be bound hereby on the same terms applicable to the Notes Agent whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto or (ii) on one or more separate occasions. Any reference to the Notes hereunder shall be deemed a reference to any Notes then in existence.

“Notes Agent” means (i) the Notes Trustee, including its successors and assigns from time to time, for so long as any Initial Notes or Additional Notes are outstanding and (ii) thereafter, any Additional Pari Passu Secured Indebtedness Agent provided that such Additional Pari Passu Secured Indebtedness Agent shall execute the Additional Joinder Agreement as a precondition to acting as Notes Agent on behalf of the holders of Additional Pari Passu Secured Indebtedness Obligations.

“Notes Claimholders” means, at any relevant time, the holders of Notes Obligations at that time, including the Noteholders, each Additional Pari Passu Secured Indebtedness Agent and the Notes Agent in each case solely in their capacities as such and not in any other capacity (except to the extent that such Notes Claimholder is acting in such other capacity for the primary purpose of benefiting its Notes Obligations).

“Notes Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Notes Obligations.

“Notes Default” means an “Event of Default” as defined in the Notes Indenture or in any Additional Pari Passu Secured Indebtedness Agreement.

“Notes Documents” means the Notes Indenture, the Notes, each Additional Pari Passu Secured Indebtedness Agreement, the Notes Security Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Notes Obligations, including any intercreditor or joinder agreement among holders of Notes Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Notes General Intangibles” means all General Intangibles related to the other Notes Priority Collateral.

“Notes Indenture” has the meaning assigned to that term in the Recitals to this Agreement.

“Notes Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Notes Obligations or under which rights or remedies with respect to any such Liens are governed.

“Notes Obligations” means, at any relevant time, all Obligations outstanding under the Notes and the other Notes Documents and all Additional Pari Passu Secured Indebtedness Obligations. “Notes Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Notes Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Notes Priority Collateral” means all now owned or hereafter acquired Notes Collateral that constitutes:

(a) Real Estate Assets;

(b) Equipment;

(c) Notes General Intangibles;

(d) Letter of Credit Rights arising out of, or related to, or derivative of any of the property or interests in property described in this definition;

(e) Instruments, books and records, Supporting Obligations and Commercial Tort Claims, in each case, to the extent arising out of, or related to, or derivative of, the property or interests described in this definition;

(f) all other Collateral other than ABL Priority Collateral; and

(g) all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.5, all proceeds, products, substitutions, replacements, accessions, cash, Money,

insurance proceeds, Instruments, Securities, Security Entitlements, Financial Assets and Deposit Accounts received as proceeds of any of the foregoing, but excluding proceeds of ABL Priority Collateral (collectively, “Notes Priority Proceeds”).

For the avoidance of doubt, it is hereby acknowledged and agreed that the Notes will not be secured by a Lien on or security interest in any assets or property of any Foreign Subsidiary (regardless of whether such assets or property are or have been pledged to the ABL Agent under the ABL Loan Agreement) and nothing in this Agreement shall be deemed to grant any rights to the Notes Agent in respect of such assets or property.

“Notes Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Notes Obligations or under which rights or remedies with respect to such Liens are governed.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts from time to time owing by any Grantor to any agent or trustee (including any Agent), the ABL Claimholders, the Notes Claimholders or any of them or their respective Affiliates, arising from or in connection with the ABL Loan Documents or the Notes Documents, whether for principal, interest or payments for early termination, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Grantors, including, without limitation, the “Obligations” as defined in the ABL Loan Agreement and any corresponding term used in the Notes Indenture and/or in any Additional Pari Passu Indebtedness Agreement, as applicable.

“Permitted Refinancing” means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.

“Permitted Refinancing Agreements” means, with respect to either the ABL Loan Agreement, the Notes or any Additional Pari Passu Secured Indebtedness Obligations, as applicable, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part the Obligations outstanding under the ABL Loan Agreement, the Notes or any Additional Pari Passu Secured Indebtedness Obligations, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the ABL Loan Agreement, the Notes, any Additional Pari Passu Secured Indebtedness Obligations or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Permitted Refinancing Agreement, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time and that would not be prohibited by Section 5.3(c), Section 5.3(d) or Section 5.3(e), as applicable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Prior Lien Agent” shall mean:

(a) as it relates to the ABL Agent and the ABL Claimholders with respect to all matters relating to the Notes Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Notes Obligations, the Notes Agent; and

(b) as it relates to the Notes Agent and the Notes Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Agent.

“Prior Lien Claimholders” shall mean:

(a) as it relates to the ABL Claimholders with respect to all matters relating to the Notes Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Notes Obligations, the Notes Claimholders; and

(b) as it relates to the Notes Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Claimholders.

“Prior Lien Collateral” shall mean with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Prior Lien Claimholder” as provided in the definition thereof.

“Prior Lien Documents” shall mean:

(a) as it relates to the ABL Claimholders with respect to all matters relating to the Notes Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Notes Obligations, the Notes Documents; and

(c) as it relates to the Notes Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Loan Documents.

“Prior Lien Obligations” shall mean:

(a) as it relates to the ABL Obligations with respect to all matters relating to the Notes Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Notes Obligations, the Notes Obligations; and

(c) as it relates to the Notes Obligations with respect to all matters relating to the ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Obligations.

“Proceeds” means all “proceeds” (as defined in Article 9 of the UCC), including any payment or property received on account of any claim secured by Collateral in any Insolvency or Liquidation Proceeding.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Company or any Grantor in any real property.

“Records” means all present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Security” means all present and future “Securities” (as defined in Article 9 of the UCC).

“Security Entitlements” means all present and future “security entitlements” (as defined in Article 9 of the UCC).

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Subordinated Lien Agent” shall mean:

(a) with respect to all matters relating to the ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of ABL Obligations, the Notes Agent; and

(b) with respect to all matters relating to the Notes Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Notes Obligations, the ABL Agent.

“Subordinated Lien Claimholders” shall mean:

(a) with respect to all matters relating to the ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of ABL Obligations, the Notes Claimholders; and

(b) with respect to all matters relating to the Notes Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Notes Obligations, the ABL Claimholders.

“Subordinated Lien Collateral” shall mean with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Subordinated Lien Claimholder” as provided in the definition thereof.

“Subordinated Lien Documents” shall mean:

(a) with respect to all matters relating to the ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of ABL Obligations, the Notes Documents; and

(b) with respect to all matters relating to the Notes Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Notes Obligations, the ABL Loan Documents.

“Subordinated Lien Obligations” shall mean:

(a) with respect to all matters relating to the ABL Priority Collateral (but not the Notes Priority Collateral) prior to the Discharge of ABL Obligations, the Notes Obligations; and

(b) with respect to all matters relating to the Notes Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Notes Obligations, the ABL Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Supporting Obligations” means all present and future “supporting obligations” (as defined in Article 9 of the UCC).

“UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of either Agent’s Lien in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

1.2. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections or Articles shall be construed to refer to Sections or Articles of this Agreement;

(e) all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of New York (unless otherwise specifically defined herein);

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(g) any reference herein to a Person in a particular capacity or capacities excludes such Person in any other capacity or individually;

(h) any reference herein to any law shall be construed to refer to such law as amended, modified, codified, replaced, or re-enacted, in whole or in part, and in effect on the pertinent date; and

(i) in the compilation of periods of time hereunder from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means” to, but not through.”

II.

LIEN PRIORITIES.

2.1. Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the ABL Obligations or the Notes Obligations (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding) and notwithstanding any provision of any UCC, or any other applicable law, or the ABL Loan Documents or the Notes Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the ABL Obligations or the Notes Obligations or any other circumstance whatsoever, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Notes Claimholders, each hereby agrees that:

(a) any Lien of the Prior Lien Agent on the ABL Priority Collateral securing Prior Lien Obligations, whether such Lien is now or hereafter held by or on behalf of the Prior Lien Agent or any other Prior Lien Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Subordinated Lien Obligations; and

(b) any Lien of the Prior Lien Agent on the Notes Priority Collateral securing Prior Lien Obligations, whether such Lien is now or hereafter held by or on behalf of the Prior Lien Agent, any other Prior Lien Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Notes Priority Collateral securing any Subordinated Lien Obligations.

2.2. Prohibition on Contesting Liens. Each of the Notes Agent, on behalf of each Notes Claimholder, and the ABL Agent, on behalf of each ABL Claimholder, consents to the granting of Liens in favor of the other Agents to secure the ABL Obligations, the Notes Obligations, as applicable, and agrees that no Claimholder will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding): (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the ABL Claimholders to secure the payment of the ABL Obligations or any of the Notes Claimholders to secure the payment of the Notes Obligations, (b) the priority, validity or enforceability of the ABL Obligations or the Notes Obligations, including the allowability or priority of the ABL Obligations or the Notes Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Agent, on behalf of the ABL Claimholders or the Notes Agent, on behalf of the Notes Claimholders to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1, 3.2 and 6.1.

2.3. No New Liens. During the term of this Agreement, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Company or any other Grantor, the parties hereto agree, subject to Article VI, that the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property to secure any Notes Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations with the respective priorities required by Section 2.1;.

(b) grant or permit any additional Liens on any asset or property to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Notes Obligations with the respective priorities required by Section 2.1;

Provided that the Company or any other Grantor may grant or permit additional Liens on assets and property of a Foreign Subsidiary to secure any ABL Obligation without granting such Lien to secure any Note Obligation.

To the extent any additional Liens are granted on any asset or property in contravention of this Section 2.3 for any reason, without limiting any other rights and remedies available hereunder, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Notes Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4. Similar Liens and Agreements. The parties hereto agree that it is their intention that the ABL Collateral and the Notes Collateral be identical except as provided in Article VI and as otherwise provided herein. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the ABL Agent or the Notes Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Notes Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Notes Documents.

III.

EXERCISE OF REMEDIES; ENFORCEMENT.

3.1. Restrictions on the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to ABL Priority Collateral.

(a) Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Subordinated Lien Agents and the Subordinated Lien Claimholders:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived), any rights, powers, or remedies with respect to any ABL Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Subordinated Lien Agent or any other Subordinated Lien Claimholder is a party or the right to notify any account debtor to make payment as directed by such Subordinated Lien Claimholder, (B) any right to undertake self-help re-possession or non-judicial disposition of any ABL Priority Collateral (including any partial or complete strict foreclosure), (C) any Enforcement action, and/or (D) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure));

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Prior Lien Agent or any Prior Lien Claimholder relating to the ABL Priority Collateral or any other exercise by the Prior Lien Agent or any other Prior Lien Claimholder of any other rights, powers and remedies relating to the ABL Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the ABL Priority Collateral, whether under the Prior Lien Documents, applicable law, or otherwise;

(iii) will not object to the waiver or forbearance by the Prior Lien Agent or any Prior Lien Claimholders from bringing or pursuing any Enforcement action or other exercise of rights or remedies with respect to the ABL Priority Collateral;

(iv) except as may be permitted in Section 3.1(c), irrevocably, absolutely, and unconditionally waive any and all rights the Subordinated Lien Agent or the Subordinated Lien Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Prior Lien Agent or the Prior Lien Claimholders (A) enforce or collect (or attempt to collect) the Prior Lien Obligations or (B) realize or seek to realize upon or otherwise enforce the Liens in and to the ABL Priority Collateral securing the Prior Lien Obligations, regardless of whether any action or failure to act by or on behalf of the Prior Lien Agent or Prior Lien Claimholders is adverse to the interest of the Subordinated Lien Agent or the Subordinated Lien Claimholders and waive any claims that may be had against any Prior Lien Agent and the Prior Lien Claimholders arising out of any actions which they take or omit to take (including without limitation, actions with respect to the creation, perfection or continuation of Liens on any ABL Priority Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the ABL Priority Collateral and actions with respect to the collection of any claim for all or any part of the Prior Lien Obligations from any account debtor, guarantor or any other Person) or the valuation, use, protection or release of any Collateral for the Prior Lien Obligations. Without limiting the generality of the foregoing, to the maximum extent permitted by law, the Subordinated Lien Agent and the other Subordinated Lien Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition of any of the ABL Priority Collateral, on the ground(s) that any such disposition of ABL Priority Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral;

(v) acknowledge and agree that no covenant, agreement or restriction contained in the Subordinated Lien Documents shall be deemed to restrict in any way the rights and remedies of the Prior Lien Agent or the Prior Lien Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the Prior Lien Documents;

(vi) it will not attempt to direct the Prior Lien Agent or any of the Prior Lien Claimholders to exercise any right, remedy or power with respect to the ABL Priority Collateral or exercise any consent to the exercise by the Prior Lien Agent or any of the Prior Lien Claimholders of any right, remedy or power with respect to the ABL Priority Collateral;

(vii) it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Prior Lien Agent or any of the Prior Lien Claimholders seeking damages or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Prior Lien Agent nor any of the Prior Lien Claimholders will be liable for, any action taken or omitted to be taken by any of them with respect to the ABL Priority Collateral; and

(viii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement;

provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the Subordinated Lien Obligations of the Subordinated Lien Claimholders shall attach to any Proceeds resulting from actions taken by the Prior Lien Agent or any Prior Lien Claimholder with respect to the ABL Priority Collateral in accordance with the respective priorities set forth in Section 2.1 of this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Prior Lien Obligations.

(b) Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Prior Lien Agent and the other Prior Lien Claimholders shall have the right to enforce rights, exercise remedies (including set-off and, except as provided in Section 6.8, the right to credit bid their debt) and, in connection therewith (including any Enforcement) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of any Subordinated Lien Agent or any Subordinated Lien Claimholder; provided, however, that the Liens securing the Subordinated Lien Obligations shall remain on the Proceeds (other than those applied to the Prior Lien Obligations in accordance with Section 4.1) of such ABL Priority Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers, and remedies with respect to the ABL Priority Collateral, the Prior Lien Agent and the Prior Lien Claimholders may enforce the provisions of the Prior Lien Documents and exercise rights, powers, and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, any Subordinated Lien Agent or Subordinated Lien Claimholder may:

(i) file a claim or statement of interest with respect to its Subordinated Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the Prior Lien Agent or any of the Prior Lien Claimholders to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Priority Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Prior Lien Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and, subject to the restrictions set forth in Section 3.2, any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Notes Priority Collateral;

(v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the Prior Lien Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

The Subordinated Lien Agents, on behalf of the Subordinated Lien Claimholders, agrees that no Subordinated Lien Claimholder will take or receive any ABL Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Prior Lien Obligations has occurred, except as expressly provided in Section 6.7, the sole right of the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the Subordinated Lien Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

(d) Except as otherwise specifically set forth in Sections 3.1(a), 3.1(c)(v), 3.3, 3.4 and Article VI, any Subordinated Lien Agent or Subordinated Lien Claimholders with respect to the ABL Priority Collateral may exercise rights and remedies as unsecured creditors against any Grantor and, subject to Section 3.2, may exercise rights and remedies with respect to the Notes Priority Collateral, in each case, in accordance with the terms of the Subordinated Lien Documents and applicable law; provided, however, that in the event that any Subordinated Lien Agent or any Subordinated Lien Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor (or secured creditor with respect to the Notes Priority Collateral) with respect to the Subordinated Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Prior Lien Obligations) as the other Liens on ABL Priority Collateral securing the Subordinated Lien Obligations are subject to this Agreement.

(e) Except as provided in Section 5.3(d), nothing in this Section 3.1 shall prohibit the receipt by any Subordinated Lien Agent or any other Subordinated Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Subordinated Lien Obligations so long as such (1) amounts are not being paid out of the Proceeds from the assignment, transfer, sale or other disposition (other than in the ordinary course of business) of ABL Priority Collateral, unless such Proceeds are permitted to be applied to the payment of Subordinated Lien Obligations under the ABL Loan Agreement; or (2) receipt is not the direct or indirect result of the exercise by any Subordinated Lien Agent or any Subordinated Lien Claimholders of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Section 3.1 impairs or otherwise adversely affects any rights or remedies the Prior Lien Agent or the Prior Lien Claimholders may have against the Grantors under the Prior Lien Documents.

3.2. Restrictions on the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to Notes Priority Collateral.

(a) Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the Subordinated Lien Agents and the other Subordinated Lien Claimholders:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived) any rights, powers, or remedies with respect to any Notes Priority Collateral (including (A) any right to undertake self-help repossession or nonjudicial disposition of any Notes Priority Collateral (including any partial or complete strict foreclosure), (B) any Enforcement action or (C) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers, or remedies (including any action of foreclosure));

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Prior Lien Agent or any other Prior Lien Claimholder relating to the Notes Priority Collateral or any other exercise by the Prior Lien Agent or any other Prior Lien Claimholder of any rights, powers and remedies relating to the Notes Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the Notes Priority Collateral, whether under the Prior Lien Documents, applicable law, or otherwise, subject to any obligations of the Prior Lien Agent or the Prior Lien Claimholders under Sections 3.3 and 3.4;

(iii) will not object to the waiver or forbearance by the Prior Lien Agent or the Prior Lien Claimholders from bringing or pursuing any Enforcement action or other exercise of rights and remedies with respect to the Notes Priority Collateral;

(iv) subject to Sections 3.2(c), 3.3 and 3.4, irrevocably, absolutely and unconditionally waive any and all rights the Subordinated Lien Agent and Subordinated Lien Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Prior Lien Agent or the Prior Lien Claimholders (a) enforce or collect (or attempt to collect) the Prior Lien Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the Notes Priority Collateral securing the Prior Lien Obligations, regardless of whether any action or failure to act by or on behalf of the Prior Lien Agent or Prior Lien Claimholders is adverse to the interest of the Subordinated Lien Claimholders and waive any claims that may be had against any the Prior Lien Agent and the Prior Lien Claimholders arising out of any actions which they take or omit to take (including without limitation, actions with respect to the creation, perfection or continuation of Liens on any Notes Priority Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Notes Priority Collateral and actions with respect to the collection of any claim for all or any part of the Prior Lien Obligations from any account debtor, guarantor or any other Person) or the valuation, use, protection or release of any Collateral for the Prior Lien Obligations. Without limiting the generality of the foregoing, to the maximum extent permitted by law, the Subordinated Lien Agent and the other Subordinated Lien Claimholders shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any Notes Priority Collateral, on the ground(s) that any such disposition of Notes Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral;

(v) subject to Sections 3.3 and 3.4, acknowledge and agree that no covenant, agreement or restriction contained in any Subordinated Lien Document shall be deemed to restrict in any way the rights and remedies of the Prior Lien Agent or the Prior Lien Claimholders with respect to the Notes Priority Collateral as set forth in this Agreement and the Prior Lien Documents;

(vi) it will not attempt to direct the Prior Lien Agent or any of the Prior Lien Claimholders to exercise any right, remedy or power with respect to the Notes Priority Collateral or exercise any consent to the exercise by the Prior Lien Agent or any of the Prior Lien Claimholders of any right, remedy or power with respect to the Notes Priority Collateral;

(vii) it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Prior Lien Agent or any of the Prior Lien Claimholders seeking damages or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Prior Lien Agent nor any of the Prior Lien Claimholders will be liable for, any action taken or omitted to be taken by any of them with respect to the Notes Priority Collateral; and

(viii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement;

provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the Subordinated Lien Obligations of the Subordinated Lien Claimholders shall attach to any Proceeds resulting from actions taken by the Subordinated Lien Agent or any Subordinated Lien Claimholder with respect to the Notes Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Prior Lien Obligations.

(b) Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Prior Lien Agent and the Prior Lien Claimholders shall have the right to enforce rights, exercise remedies (including set-off and, except as provided in Section 6.8, the right to credit bid their debt) and make, in connection therewith (including Enforcements) determinations regarding the release, disposition, or restrictions with respect to the Notes Priority Collateral without any consultation with or the consent of any Subordinated Lien Agent or any Subordinated Lien Claimholder subject to the Notes Agent’s and the Notes Claimholders’ obligations under Sections 3.3 and 3.4; provided, however, that the Liens securing the Subordinated Lien Obligations shall remain on the Proceeds (other than those properly applied to the Prior Lien Obligations in accordance with the Prior Lien Documents) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers and remedies with respect to the Notes Priority Collateral, the Prior Lien Agent and the Prior Lien Claimholders may enforce the provisions of the Prior Lien Documents and exercise rights, powers and/or remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to the Notes Agent’s and the Notes Claimholders’ obligations under Sections 3.3 and 3.4. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Notes Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights, powers and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, any Subordinated Lien Agent and any Subordinated Lien Claimholder may:

(i) file a claim or statement of interest with respect to the Subordinated Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the Notes Priority Collateral, or the rights of the Prior Lien Agent or any of the Prior Lien Claimholders to exercise rights, powers and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but, subject to the provisions of Sections 3.3, and 3.4, not enforce) its Lien on any of the Notes Priority Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Lien Claimholders, including any claims secured by the Notes Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and, subject to Section 3.1, any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the ABL Priority Collateral;

(v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of this Agreement, and the Prior Lien Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn; and

(vi) in the case of the ABL Agent or any ABL Claimholder, exercise any of its rights, powers, and/or remedies with respect to any of the Notes Priority Collateral to the extent permitted by 3.3, and 3.4.

Each Subordinated Lien Agent, on behalf of the Subordinated Lien Claimholders, agrees that no Subordinated Lien Claimholder will take or receive any Notes Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to any Notes Priority Collateral in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Prior Lien Obligations has occurred, except as expressly provided in Sections 3.3, 3.4 and 3.2(c)(vi), the sole right of the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to the Notes Priority Collateral is to hold a Lien on such Collateral pursuant to the Subordinated Lien Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

(d) Except as otherwise specifically set forth in Sections 3.2(a), 3.2(c)(v) and Article VI, the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to the Notes Collateral may exercise rights and remedies as unsecured creditors against any Grantor and, subject to Section 3.1, may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the Subordinated Lien Documents and applicable law; provided, however, that in the event that any Subordinated Lien Agent or Subordinated Lien Claimholder becomes a judgment Lien creditor in respect of Notes Priority Collateral as a result of its enforcement of its rights as an unsecured creditor (or a secured creditor with respect to the ABL Priority Collateral) with respect to the Subordinated Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Prior Lien Obligations) as the other Liens securing the Subordinated Lien Obligations are subject to this Agreement.

(e) Except as provided in Section 5.3(c), nothing in this Agreement shall prohibit the receipt by any Subordinated Lien Agent or any Subordinated Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Subordinated Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by a Subordinated Lien Agent or any Subordinated Lien Claimholders of rights or remedies as a secured creditor (including set-off) with respect to Notes Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Section 3.2 impairs or otherwise adversely affects any rights or remedies the Prior Lien Agent or the Prior Lien Claimholders may have against the Grantors under the Prior Lien Documents.

3.3. Collateral Access Rights.

(a) If the Notes Agent, or any agent or representative of the Notes Agent, or any receiver, shall, after any Notes Default, obtain possession or physical control of any of the Mortgaged Premises or any of the other Notes Priority Collateral, the Notes Agent shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent shall, within fifteen (15) Business Days thereafter, notify the Notes Agent in writing as to whether the ABL Agent desires to exercise access rights and/or use rights under this Section 3.3. In addition, if the ABL Agent, or any agent or representative or the ABL Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises or any of the Notes Priority Collateral, then the ABL Agent shall promptly notify the Notes Agent in writing that the ABL Agent is exercising its access rights and/or use rights under this Agreement and its rights under Section 3.4 under either circumstance. Upon delivery of such notice by the ABL Agent to the Notes Agent, the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights and/or use rights. Consistent with the definition of “Access Period,” access rights may apply to differing assets comprising Notes Priority Collateral at differing times, in which case, a differing Access Period will apply to each such asset.

(b) During any pertinent Access Period, the ABL Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Notes Priority Collateral for the purpose of (i) arranging for and effecting the sale or disposition of ABL Priority Collateral located on any Mortgaged Premises included within the Notes Priority Collateral, including the production, completion, packaging and other preparation of such ABL Priority Collateral for sale or disposition, including by use of Notes Priority Collateral consisting of Equipment, (ii) selling (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor’s business), (iii) assembly, storing or otherwise dealing with the ABL Priority Collateral, (iv) removing any of the ABL Priority Collateral and (v) taking reasonable actions to protect, secure and otherwise enforce the rights of the ABL Agent and the ABL Claimholders in and to the ABL Priority Collateral, in each case without notice to, the involvement of or interference by the Notes Agent or any Notes Claimholder or liability to the Notes Agent or any Notes Claimholder. During any such Access Period, the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral. The ABL Agent shall take proper and reasonable care under the circumstances of any Notes Priority Collateral that is used by the ABL Agent during the Access Period and repair and replace, or reimburse the Notes Agent or Notes Claimholders for, any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Notes Priority Collateral. The ABL Agent and the ABL Claimholders shall reimburse the Notes Agent and the Notes Claimholders for any damage to Notes Priority Collateral (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under the ABL Agent’s control; provided, however, that the ABL Agent and the ABL Claimholders will not be liable for any diminution in the value of the Mortgaged Premises caused by the absence of the ABL Priority Collateral therefrom. In no event shall the ABL Claimholders or the ABL Agent have any liability to the Notes Claimholders and/or to the Notes Agent hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the ABL Agent of its rights under this Agreement. The ABL Agent and the Notes Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not unduly interfere with the activities of the other as described above, including the right of the Notes Agent to show the Notes Priority Collateral to prospective purchasers and to ready the Notes Priority Collateral for sale.

(c) Consistent with the definition of the term “Access Period”, if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Agent from exercising any of its rights hereunder, then the Access Period granted to the ABL Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.3. The Notes Agent shall not sell or dispose of any of the Notes Priority Collateral during the Access Period, as applicable, unless the buyer agrees in writing to acquire the Notes Priority Collateral subject to the terms of Section 3.3 and Section 3.4 of this Agreement and agrees therein to comply with the terms of this Section 3.3. The rights of the ABL Agent and the ABL Claimholders under this Section 3.3 and Section 3.4 during the Access Period shall continue notwithstanding such foreclosure, sale or other disposition by the Notes Agent.

(d) The ABL Agent and the ABL Claimholders shall have the right to bring an action to enforce their rights under this Section 3.3 and Section 3.4, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.3 and Section 3.4.

3.4. Notes General Intangibles Rights/Access to Information.

(a) The ABL Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) the Notes Agent and its agents, representatives and designees an irrevocable royalty-free, rent-free license (which will be binding on any successor or assignee of any ABL Priority Collateral) to use, all of the Intellectual Property and other General Intangibles at any time in connection with its Enforcement, which license shall continue indefinitely.

(b) The Notes Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) the ABL Agent and its agents, representatives and designees an irrevocable royalty-free, rent-free license (which will be binding on any successor or assignee of any Notes Priority Collateral) to use, all of the Notes General Intangibles at any time in connection with its Enforcement which license shall continue indefinitely.

3.5. Set-Off and Tracing of and Priorities in Proceeds. The Agent, on behalf of the Notes Claimholders, acknowledges and agrees that, to the extent the Notes Agent or any Notes Claimholder exercises its rights of set-off against any ABL Priority Collateral (in violation of this Agreement), the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that, to the extent the ABL Agent or any ABL Claimholder exercises its rights of set-off against any Notes Priority Collateral (in violation of this Agreement), the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Agent, for itself and on behalf of the ABL Claimholders, and the Notes Agent, for itself and on behalf of the Notes Claimholders, each further agree that prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any Proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents and the Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of ABL Obligations occurs, subject to Section 4.2, the Notes Agent, on behalf of itself and the Notes Claimholders, hereby consents to the application, prior to the receipt by the ABL Agent of an Enforcement Notice issued by the Notes Agent, and thereafter, except as it relates to identifiable proceeds of Notes Priority Collateral, of cash or other Proceeds of Collateral, deposited under Account Agreements in favor of the ABL Agent to the repayment of ABL Obligations pursuant to the ABL Loan Documents.

IV.

PAYMENTS.

4.1. Application of Proceeds.

(a) Prior to the Discharge of Prior Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received at any time in connection with (A) the sale or other disposition of ABL Priority Collateral (other than in the ordinary course of business), solely to the extent such ABL Priority Collateral or the Proceeds thereof is not permitted to be applied to the payment of Subordinated Lien Obligations under the ABL Loan Agreement, and (B) the sale or other disposition of, or collection on, such ABL Priority Collateral upon any Enforcement by any Agent or any Claimholder or in any Insolvency or Liquidation Proceeding, shall be delivered to the Prior Lien Agent and shall be applied in the following order: first, to repay all ABL Obligations in such order as is specified in the ABL Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of ABL Obligations has occurred and second, to repay all outstanding Notes Obligations in such order as specified in the Notes Security Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of Notes Obligations has occurred.

(b) Prior to the Discharge of Prior Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Notes Priority Collateral or Proceeds thereof received at any time in connection with (A) the sale or other disposition of Notes Priority Collateral (other than in the ordinary course of business), solely to the extent such Notes Priority Collateral or the Proceeds thereof is not permitted to be applied to the payment of Subordinated Lien Obligations under the Notes Indenture, and (B) the sale or other disposition of, or collection on, such Notes Priority Collateral upon any Enforcement by any Agent or any Claimholder or in any Insolvency or Liquidation Proceeding, shall be delivered to the Prior Lien Agent and shall be applied in the following order: first, to repay all Notes Obligations in such order as is specified in the Notes Security Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of Notes Obligations has occurred and second, to repay all outstanding ABL Obligations in such order as specified in the ABL Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of ABL Obligations has occurred.

4.2. Payments Over in Violation of Agreement. So long as the Discharge of Prior Lien Obligations has not occurred with respect to any Collateral, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by any Agent or any Claimholder at any time in connection with (A) the sale or other disposition of Collateral (other than in the ordinary course of business), solely to the extent such Collateral or the Proceeds thereof is not permitted to be applied to the payment of Subordinated Lien Obligations under the applicable Prior Lien Documents, and (B) any Enforcement (including set-off) relating to the Collateral or in any Insolvency or Liquidation Proceeding shall be (to the extent in its possession in the case of the Notes Agent) segregated and held in trust and forthwith paid over to the Prior Lien Agent for the benefit of the Prior Lien Claimholders, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Prior Lien Agent with respect to any Collateral is hereby authorized by the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to such Collateral to make any such endorsements as agent for any Subordinated Lien Agent or any Subordinated Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of Prior Lien Obligations.

4.3. Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents and (b) the Notes Agent or the Notes Claimholders may be applied, reversed and reapplied, in whole or in part, to the Notes Obligations to the extent provided for in the Notes Documents.

4.4. Revolving Nature of ABL Obligations. The Notes Agent, on behalf of the Notes Claimholders, acknowledges and agrees that the ABL Loan Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

V.

OTHER AGREEMENTS.

5.1. Releases.

(a)(i) If the Prior Lien Agent, on behalf of any of the Prior Lien Claimholders, releases any of its Liens on any part of the ABL Priority Collateral at any time after the occurrence and during the continuance of any ABL Default that permits the acceleration of the ABL Obligations or in connection with the exercise of remedies of Enforcement (including as provided in Section 3.1(b) of Section 6.8(a)) by the Prior Lien Agent of any Prior Lien Claimholder with respect to any ABL Priority Collateral, irrespective of whether an ABL Default or Notes Default has occurred and is continuing, then the Liens, if any, of the Subordinated Lien Agents, for the benefit of the Subordinated Lien Claimholders, on the ABL Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce Prior Lien Obligations, the Subordinated Lien Agents shall retain Liens on such Proceeds with the respective priorities set forth in Section 2.1. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, promptly shall execute and deliver to the Prior Lien Agent such termination statements, releases and other documents as the Prior Lien Agent may request in writing to effectively confirm such release.

(ii) If the Prior Lien Agent, on behalf of any of the Prior Lien Claimholders, releases any of its Liens on any part of the Notes Priority Collateral at any time after the occurrence and during the continuance of any Notes Default that permits the acceleration of the Notes Obligations or in connection with the exercise of remedies of Enforcement (including as provided in Section 3.1(b) of Section 6.8(a)) by the Prior Lien Agent of any Prior Lien Claimholder with respect to any Notes Priority Collateral, irrespective of whether an Notes Default or ABL Default has occurred and is continuing, then the Liens, if any, of each Subordinated Lien Agent, for the benefit of the Subordinated Lien Claimholders, on the Notes Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that the provisions of Section 3.3 and 3.4 shall continue, to the extent such Sections are applicable at the time of such sale, transfer or other disposition; provided, further, that, to the extent the Proceeds of such Notes Priority Collateral are not applied to reduce Prior Lien Obligations, the Subordinated Lien Agents shall retain Liens on such Proceeds with the respective priorities set forth in Section 2.1. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, promptly shall execute and deliver to the Prior Lien Agent such termination statements, releases and other documents as the Prior Lien Agent may request to effectively confirm such release.

(b) Each Subordinated Lien Agent with respect to any Collateral, on behalf of the applicable Subordinated Lien Claimholders, hereby irrevocably constitutes and appoints each Prior Lien Agent with respect to such Collateral and any officer or agent of such Prior Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subordinated Lien Agent or such Subordinated Lien Claimholder or in the Subordinated Lien Agent’s own name, from time to time in such Prior Lien Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

5.2. Insurance.

(a) Subject to the terms of, and the rights of the Grantors under, the Prior Lien Documents, the Prior Lien Agent, on behalf of the Prior Lien Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such ABL Priority Collateral. All Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the Prior Lien Documents shall be paid to the Prior Lien Agent for the benefit of the Prior Lien Claimholders pursuant to the terms of the Prior Lien Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter until the Discharge of Prior Lien Obligations has occurred. If any Subordinated Lien Agent or any Subordinated Lien Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall (to the extent in its possession in the case of the Notes Agent) segregate and hold in trust and forthwith pay such amount over to the Prior Lien Agent in accordance with the terms of Section 4.2.

(b) Subject to the terms of, and the rights of the Grantors under, the Prior Lien Documents, the Prior Lien Agent, on behalf of the Prior Lien Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Notes Priority Collateral. All Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Notes Priority Collateral and to the extent required by the Prior Lien Documents shall be paid to the Prior Lien Agent for the benefit of the Prior Lien Claimholders pursuant to the terms of the Prior Lien Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter until the Discharge of Prior Lien Obligations has occurred. If any Subordinated Lien Agent or any Subordinated Lien Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Notes Priority Collateral in contravention of this Agreement, it shall (to the extent in its possession in the case of the ABL Agent) segregate and hold in trust and forthwith pay such amount over to the Prior Lien Agent in accordance with the terms of Section 4.2.

(c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.

5.3. Amendments to ABL Loan Documents and Notes Documents; Refinancing.

(a) Subject to Sections 5.3(c) and 5.3(d), the ABL Loan Documents and Notes Documents may be amended, supplemented or otherwise modified in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement. The (i) ABL Obligations may be Refinanced without notice to, or the consent of the Notes Agent or the Notes Claimholders and without affecting the Lien subordination or other provisions of this Agreement and (ii) the Notes Obligations may be Refinanced without notice to, or consent of, the ABL Agent or the ABL Claimholders; provided, however, that, in each case, the lenders or holders of any such Refinancing debt that is purported to be secured by a Lien on any Collateral bind themselves in writing to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral, the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Notes Obligations.

(b) Subject to Sections 5.3(c) and 5.3(d), the ABL Agent and the Notes Agent shall each use good faith efforts to notify the other party of any written amendment or modification to the ABL Documents and the Notes Documents, respectively, but the failure to provide such notice shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any other Secured Party.

(c) Without the consent of the Notes Agent, the ABL Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the ABL Loan Documents, whether in a Refinancing or otherwise, that is prohibited by the Notes Indenture as in effect on the date hereof (or, if such prohibition is less restrictive to the ABL Claimholders, as in effect on the date of such amendment or modification), or is prohibited by any other Notes Document described in clause (c) of the definition of “Notes” or in any Additional Pari Passu Secured Indebtedness Agreement if such prohibition in such other agreement is the same as (or is less restrictive to the ABL Claimholders) than such prohibition in the Notes Indenture as in effect on the date hereof (or, if such prohibition is less restrictive to the ABL Claimholders, as in effect on the date of such amendment or modification).

(d) Without the consent of the ABL Agent, the Notes Agent and the Notes Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the Notes Documents, whether in a Refinancing or otherwise, that is prohibited by the ABL Loan Agreement as in effect on the date hereof (or, if such prohibition is less restrictive to the Notes Claimholders, as in effect on the date of such amendment or modification).

(e) [RESERVED]

(f) So long as the Discharge of ABL Obligations has not occurred, the Notes Agent agrees that each Notes Security Document shall include the following language (or similar language acceptable to the ABL Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to The Bank of New York Mellon Trust Company, N.A., as Notes Agent, pursuant to this Agreement and the exercise of any right or remedy by The Bank of New York Mellon Trust Company, N.A., as Trustee hereunder, are subject to the provisions of the Intercreditor Agreement dated as of May 18, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as ABL Agent, The Bank of New York Mellon Trust Company, N.A., as Notes Agent, and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(g) So long as the Discharge of Notes Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document entered into on or after the date hereof (other than ABL Security Documents with respect to the assets or equity interests of Foreign Subsidiaries) shall include the following language (or similar language acceptable to the Notes Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of May 18, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Administrative Agent, as ABL Agent, The Bank of New York Mellon Trust Company, N.A., as Notes Agent, and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.4. Bailees for Perfection.

(a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include without limitation Account Agreements and Capital Stock, being the “Pledged Collateral”) as (i) in the case of the ABL Agent, the collateral agent for the ABL Claimholders under the ABL Loan Documents or, in the case of the Notes Agent, the collateral agent for the Notes Claimholders under the Notes Documents and (ii) gratuitous bailee for the benefit of each other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Notes Documents, respectively, subject to the terms and conditions of this Section 5.4. The Notes Agent and the Notes Claimholders hereby appoint the ABL Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the ABL Agent has a perfected security interest under the UCC. The ABL Agent and the ABL Claimholders hereby appoint the Notes Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the Notes Agent has a perfected security interest under the UCC. Each Agent hereby accepts such appointments pursuant to this Section 5.4(a) and acknowledges and agrees that it shall act for the benefit of the other Claimholders with respect to any Pledged Collateral and that any Proceeds received by such Agent under any Pledged Collateral shall be applied in accordance with Article IV. In furtherance of the foregoing, each Grantor here by grants a security interest in the Pledged Collateral to (x) the Notes Agent for the benefit of the ABL Claimholders and (y) the ABL Agent for the benefit of the Notes Claimholders.

(b) No Agent shall have any obligation whatsoever to any other Secured Party as a result of Section 5.4(a) to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral with respect to which it is the Prior Lien Agent that is in its possession upon a Discharge of Prior Lien Obligations as provided in paragraph (d) below.

(c) No Agent acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Notes Documents, this Agreement or any other document a fiduciary relationship in respect of any other Agent or Secured Party.

(d) Upon the Discharge of Notes Obligations, the Notes Agent shall deliver the remaining Pledged Collateral (if any) in its possession together with any necessary endorsements to the ABL Agent to the extent the Discharge of ABL Obligations has not occurred. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver the remaining Pledged Collateral (if any) in its possession together with any necessary endorsements to the Notes Agent to the extent the Discharge of Notes Obligations has not occurred. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent, to make any delivery to the other Agent under this Section 5.4(d) or Section 5.5 is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.

5.5. When Discharge of ABL Obligations and Discharge of Notes Obligations Deemed to Not Have Occurred. If at any time after or simultaneously with the Discharge of ABL Obligations or a Discharge of Notes Obligations, the Company shall enter into any Permitted Refinancing of any ABL Obligation or Notes Obligations, as applicable, then such Discharge of ABL Obligations or Discharge of Notes Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations or Discharge of Notes Obligations in order to effectuate such discharge among (i) the agent(s) and other claimholders under the facility to be discharged, (ii) the agents and other claimholders under the new facility, and (iii) the Grantors), and, from and after the date on which the New Debt Notice is delivered to each Agent in accordance with the next sentence, the obligations under such Permitted Refinancing shall automatically be treated as ABL Obligations or Notes Obligations for all purposes of this Agreement, as applicable, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Agent or the Notes Agent, as applicable, under such new ABL Loan Documents or Notes Documents, as applicable, shall be the ABL Agent or the Notes Agent, as applicable, for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Company has entered into new ABL Loan Documents or new Notes Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new Agent, such agent, the “New Agent”), each other Agent, upon written request of the New Agent, shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the then terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral in the possession of any Subordinated Lien Agent to the extent such New Agent is the Prior Lien Agent with respect to such Pledged Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). In accordance with Section 5.3(a), the New Agent shall agree in a writing addressed to each other Agent and the Claimholders, as applicable, to be bound by the terms of this Agreement.

VI.

INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1. Finance and Sale Issues. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, hereby agrees that, until the Discharge of Prior Lien Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Prior Lien Agent or the Prior Lien Claimholders with respect to any of such Subordinated Lien Claimholders’ Subordinated Lien Collateral shall desire to permit the use of “cash collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) representing Proceeds of such Subordinated Lien Collateral or to permit any Grantor to obtain financing, whether from the Prior Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) secured by a Lien on such Subordinated Lien Collateral, then no Subordinated Lien Claimholder will be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such cash collateral use or DIP Financing (including, except as expressly provided below, any claim that the Subordinated Lien Claimholders are entitled to adequate protection on account of their interests in such Subordinated Lien Collateral as a condition thereto) so long as such cash collateral use or DIP Financing meets the following requirements: (i) each Subordinated Lien Claimholder retains a Lien on its Subordinated Lien Collateral for any DIP Financing with, except as provided in the following sentence, the respective priorities provided in Section 2.1, and (x) with respect to Subordinated Lien Collateral of the ABL Claimholders or cash collateral in respect thereof, no Lien is granted to secure such DIP Financing on any ABL Priority Collateral and no such cash collateral to be used constitutes Proceeds of ABL Priority Collateral unless the ABL Claimholders have consented thereto or (y) with respect to Subordinated Lien Collateral of the Notes Claimholders or cash collateral in respect thereof, no Lien is granted to secure such DIP Financing on any Notes Priority Collateral and no such cash collateral to be used constitutes Proceeds of Notes Priority Collateral unless the Notes Claimholders have consented thereto, (ii) to the extent that the Prior Lien Agent is granted adequate protection in the form of a Lien on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding, the Subordinated Lien Claimholders are permitted to seek a Lien on such additional Collateral with, except as set forth in the following sentence, the relative priority set forth in Section 2.1 (and no Prior Lien Agent or Prior Lien Claimholder shall oppose any motion by any Subordinated Lien Claimholder to receive such a Lien), (iii) the terms of such DIP Financing or use of cash collateral do not require any Grantor to seek approval for any Plan of Reorganization that is not a Conforming Plan of Reorganization and (iv) the terms of such DIP Financing do not require such Subordinated Claimholders to extend additional credit pursuant to such DIP Financing. If requested by the Prior Lien Agent, each Subordinated Lien Agent and Subordinated Lien Claimholders shall be required to subordinate and will subordinate its Liens in its Subordinated Lien Collateral to the Liens securing any such DIP Financing (and all obligations relating thereto, including any “carve-out” granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee); provided that the Liens on such Subordinated Lien Collateral securing such DIP Financing rank pari passu with or senior to the Liens securing the Prior Lien Obligations. Each Subordinated Lien Agent on behalf of itself and the applicable Subordinated Lien Claimholders, agrees that no such Person shall provide to such Grantor any DIP Financing (or support any other Person in seeking to provide to any Grantor any such DIP Financing) to the extent that any Subordinated Lien Claimholder would, in connection with such financing, be granted a Lien on any of its Subordinated Lien Collateral unless the Prior Lien Claimholders shall have consented thereto.

6.2. Relief from the Automatic Stay. Until the Discharge of Prior Lien Obligations, each Subordinated Lien Agent, and the other Subordinated Lien Claimholders, agree that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any of their respective Subordinated Lien Collateral, without the prior written consent of the Prior Lien Agent for such Collateral (given or not given in its sole and absolute discretion), unless (a) the Prior Lien Agent already has filed a motion (which remains pending) for such relief with respect to its interest in such Collateral and (b) a corresponding motion, in the reasonable judgment of the applicable Subordinated Lien Agent, must be filed solely for the purpose of preserving such Subordinated Lien Agent’s ability to receive residual distributions pursuant to Section 4.1, although the Subordinated Lien Claimholders shall otherwise remain subject to the applicable restrictions in Section 3.1 and Section 3.2 following the granting of any such relief from the automatic stay.

6.3. Adequate Protection. Prior to the Discharge of Prior Lien Obligations, each Subordinated Lien Agent, on behalf of itself and the applicable Subordinated Lien Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i) any request by the Prior Lien Agent or the other Prior Lien Claimholders for relief from the automatic stay with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders; or

(ii) any request by the Prior Lien Agent or the other Prior Lien Claimholders for adequate protection with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders; or

(iii) any objection by the Prior Lien Agent or the other Prior Lien Claimholders to any motion, relief, action or proceeding based on the Prior Lien Agent or the other Prior Lien Claimholders claiming a lack of adequate protection with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders.

(b) Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding, no Subordinated Lien Claimholder shall be entitled (and each Subordinated Lien Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of adequate protection with respect to its interests in its Subordinated Lien Collateral (except as expressly set forth in Section 6.1 or as may otherwise be consented to in writing by the Prior Lien Agent with respect to such Collateral in its sole and absolute discretion); provided, however, subject to Section 6.1, Subordinated Lien Claimholders may seek and obtain adequate protection in the form of an additional or replacement Liens on Collateral so long as (i) the Prior Lien Claimholders have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on Subordinated Lien Collateral (and on any Collateral granted as adequate protection for the Subordinated Lien Claimholders in respect of their interest in such Subordinated Lien Collateral) is subordinated to the Liens of the Prior Lien Agent in such Collateral on the same basis as the other Liens of the Subordinated Lien Agents on Subordinated Lien Collateral; and

(c) Nothing herein shall limit the rights of any Prior Lien Agent or the Prior Lien Claimholders to seek adequate protection with respect to their rights in their Prior Lien Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) so long as such request is not otherwise inconsistent with this Agreement.

6.4. Avoidance Issues. If any Prior Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the Notes Obligations, as applicable (a “Recovery”), then such ABL Claimholders or Notes Claimholders shall be entitled to a reinstatement of ABL Obligations or the Notes Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated with respect to any Claimholder prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement or with respect to any amounts previously received.

6.5. Reorganization Securities. Subject to the ability of the ABL Claimholders and the Notes Claimholders, as applicable, to support or oppose confirmation or approval of any Conforming Plan of Reorganization or to oppose confirmation or approval of any Non-Conforming Plan of Reorganization, as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of Prior Lien Obligations and on account of Subordinated Lien Obligations, then, to the extent the debt obligations distributed on account of the Prior Lien Obligations and on account of the Subordinated Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.

6.6. Post-Petition Interest. No Subordinated Lien Claimholder shall oppose or seek to challenge any claim by any Prior Lien Agent or any Prior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Prior Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on such Prior Lien Claimholder’s Prior Lien Collateral, without regard to the existence of the Subordinated Lien Obligations with respect to such Collateral.

6.7. Separate Grants of Security and Separate Classification. The ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent on behalf of the Notes Claimholders, acknowledge and intend that: the respective grants of Liens pursuant to the ABL Security Documents and the Notes Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, such that the Notes Obligations and the ABL Obligations are fundamentally different and, in each case, must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Notes Claimholders and the ABL Claimholders, in each case, in respect of the Collateral constitute claims in the same class (rather than at least two separate classes of secured claims with the priorities described in Section 2.1), then the ABL Claimholders and the Notes Claimholders hereby acknowledge and agree that all distributions shall be made as if there were two separate classes of ABL Obligations and Notes Obligations (with the effect being that, to the extent that the aggregate value of their Prior Lien Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Lien Claimholders thereon), the Prior Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from their Prior Lien Collateral, before any distribution is made in respect of the Subordinated Lien Obligations with respect to such Collateral, with each Subordinated Lien Claimholder acknowledging and agreeing to turn over to the Prior Lien Agent with respect to such Collateral amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Subordinated Lien Obligations.

6.8. Asset Dispositions in an Insolvency or Liquidation Proceeding.

(a) Without limiting the Prior Lien Agent’s and the Prior Lien Claimholders’ rights under Section 3.1(b), neither any Subordinated Lien Agent nor any other Subordinated Lien Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any ABL Priority Collateral that is supported by the Prior Lien Claimholders, and each Subordinated Lien Agent and each other Subordinated Lien Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any ABL Priority Collateral supported by the Prior Lien Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Prior Lien Obligations or any DIP Financing secured by a prior Lien on such ABL Priority Collateral, each Subordinated Lien Agent shall retain a Lien on such Proceeds with the respective priorities described in Section 2.1. Notwithstanding the foregoing, this Agreement shall not be construed to in any way limit or impair the right of the Subordinated Lien Claimholders from exercising a credit bid in a sale or other disposition of their Subordinated Lien Collateral under Section 363 of the Bankruptcy Code; provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of Prior Lien Obligations.

(b) Without limiting the Prior Lien Agent’s and the Prior Lien Claimholders’ rights under Section 3.2(b), neither any Subordinated Lien Agent nor any other Subordinated Lien Claimholder shall, in any Insolvency Proceeding or otherwise, oppose any sale or disposition of any Notes Priority Collateral that is supported by the Prior Lien Claimholders (but in the case of the ABL Claimholders, subject to their rights under Section 3.3(d)), and each Subordinated Lien Agent and each other Subordinated Lien Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Notes Priority Collateral supported by the Prior Lien Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Prior Lien Obligations or any DIP Financing secured by a prior Lien on such Notes Priority Collateral, each Subordinated Lien Agent shall retain a Lien on such Proceeds with the respective priorities described in Section 2.1; provided further that the ABL Agent’s and the ABL Claimholders’ rights under Sections 3.3 and 3.4 shall survive any such sale or disposition.

6.9. Expense Claims. No Subordinated Lien Agent or other Subordinated Lien Claimholder will assert or enforce (or support any Person asserting or enforcing), at any time prior to the Discharge of ABL Obligations with respect to any Collateral, any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens in favor of the ABL Agent and the other ABL Claimholders for costs or expenses of preserving or disposing of any such Collateral.

6.10. Waivers. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, waives any claim the Subordinated Lien Claimholders may hereafter have against any ABL Claimholder arising out of (a) the election of any ABL Agent or other ABL Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or (b) any borrowing of, or grant of a security interest or administrative expense priority by, the Company or any of its Subsidiaries as debtors-in-possession under Sections 363 and 364 of the Bankruptcy Code, in each case, any Insolvency or Liquidation Proceeding.

VII.

RELIANCE; WAIVERS; ETC.

7.1. Reliance. Other than any reliance on the terms of this Agreement, the ABL Agent, on behalf the ABL Claimholders, acknowledges that it and the other ABL Claimholders have, independently and without reliance on the Notes Agent or any Notes Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into ABL Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. The Notes Agent, on behalf of the Notes Claimholders, acknowledges that it and the other Notes Claimholders have, independently and without reliance on the ABL Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the other Notes Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Notes Documents or this Agreement.

7.2. No Warranties or Liability. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that none of the Notes Agent and the Notes Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the other Notes Documents, the ownership by any Grantor of any Collateral or the perfection of any Liens thereon. Except as otherwise provided in this Agreement, the Notes Agent and the Notes Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Notes Documents, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Notes Agent, on behalf of the Notes Claimholders, acknowledges and agrees that none of the ABL Agent and the ABL Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the other ABL Loan Documents, the ownership by any Grantor of any Collateral or the perfection of any Liens thereon. Except as otherwise provided in this Agreement, the ABL Agent and the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Loan Documents, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as expressly provided herein (i) the Notes Agent and the Notes Claimholders shall have no duty to the ABL Agent or any of the ABL Claimholders and (ii) the ABL Agent and the other ABL Claimholders shall have no duty to the Notes Agent or any of the other Notes Claimholders, in each case, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements any Grantor (including the ABL Loan Documents and the Notes Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3. No Waiver of Lien Priorities.

(a) No right of the Agents or the other Claimholders to enforce any provision of this Agreement or any ABL Loan Document or Notes Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents or Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Notes Documents, regardless of any knowledge thereof which the Agents or the ABL Claimholders or the Notes Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Loan Documents and the Notes Documents and except as otherwise expressly provided in this Agreement), the Agents and the other Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and the Notes Documents and/or applicable law, without the consent of, or notice to, any other Agent or any other Claimholder (as applicable), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the ABL Loan Documents or the Notes Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Obligation or any other liability of any Grantor or any security therefore or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

7.4. Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Claimholders and the Notes Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Loan Documents or any Notes Documents;

(b) except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Notes Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or Notes Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Notes Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the any Agent or Claimholder in respect of this Agreement.

VIII.

MISCELLANEOUS.

8.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or Notes Document, the provisions of this Agreement shall govern and control.

8.2. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto (it being understood that this Agreement shall become effective among the Grantors, the ABL Claimholders and the Notes Claimholders upon execution and delivery of this Agreement by the ABL Agent, the Notes Agent and the Grantors party hereto on the date hereof). This is a continuing agreement of Lien subordination (as opposed to an agreement of debt or claim subordination), and the ABL Claimholders and the Notes Claimholders may continue, at any time and without notice to any other Agent or Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf of the applicable Claimholders, as applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the Agents, on behalf of the applicable Claimholders irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as applicable) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect subject to the rights provided to Prior Lien Claimholders under Section 6.4:

(a) with respect to the ABL Agent, the ABL Claimholders and the ABL Obligations, the date on which the Discharge of ABL Obligations has occurred in accordance with the terms of this Agreement; and

(b) with respect to the Notes Agent, the Notes Claimholders and the Notes Obligations, the date on which the Discharge of Notes Obligations has occurred in accordance with the terms of this Agreement.

8.3. Amendments; Waivers. Except as provided in the following sentence, no amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected or any liability or obligation is imposed on it or any existing liability or obligations is increased.

8.4. Information Concerning Financial Condition of the Company and Their Subsidiaries. Each Agent and Claimholder shall be responsible for keeping themselves informed of (a) the financial condition of the Grantors and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations and the Notes Obligations. No Claimholder shall have any duty to advise any other

Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any Agent or other Claimholder undertakes at any time or from time to time to provide any such information to any of the other Claimholders, it or they shall be under no obligation, (i) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Subordinated Lien Claimholders actually pay over to the Prior Lien Agent or the Prior Lien Claimholders under the terms of this Agreement, the Subordinated Lien Claimholders shall be subrogated to the rights of such Prior Lien Claimholders; provided, however, that each Subordinated Lien Agent, on behalf of the Subordinated Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Prior Lien Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Subordinated Lien Claimholders that are paid over to the Prior Lien Claimholders pursuant to this Agreement shall not reduce any of the Subordinated Lien Obligations. Notwithstanding the foregoing provisions of this Section 8.5, none of the Subordinated Lien Claimholders shall have any claim against any of the Prior Lien Claimholders for any impairment of any subrogation rights herein granted to the Subordinated Lien Claimholders.

8.6. SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH AGENT, FOR ITSELF AND ON BEHALF OF THE NOTES CLAIMHOLDERS (IN THE CASE OF THE NOTES AGENT) AND THE ABL CLAIMHOLDERS (IN THE CASE OF THE ABL AGENT) IRREVOCABLY:

(1) AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS AMONG ANY NOTES AGENT OR ABL AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM ANY GRANTOR, THE GRANTORS SHALL NOT BE NECESSARY PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 8.14 AND 8.17, NONE OF THE ABL CLAIMHOLDERS (OTHER THAN THE ABL AGENT) OR THE NOTES CLAIMHOLDERS (OTHER THAN THE NOTES AGENT) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2 OR THE PROVISIONS OF THIS AGREEMENT ARE SEEKING TO BE ENFORCED DIRECTLY AGAINST SUCH PERSONS.

(2) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(3) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(4) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7); AND

(5) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE ABL LOAN DOCUMENTS OR ANY OF THE NOTES DOCUMENTS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ABL LOAN DOCUMENTS AND THE NOTES DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

8.7. Notices. All notices permitted or required under this Agreement need be sent only to the Notes Agent and the ABL Agent, as applicable, in order to be effective and otherwise binding on any applicable Claimholder. If any notice is sent for whatever reason to the other Notes Claimholders or the ABL Claimholders, such notice shall also be sent to the applicable Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8. Further Assurances. The ABL Agent, on behalf of the ABL Claimholders, the Notes Agent, on behalf of the Notes Claimholders, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any other Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Each of the Notes Agent and the ABL Agent agrees that if it sends any Enforcement Notice to another Agent, it shall be sent all of the Agents.

8.9. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.10. Specific Performance. Each of the ABL Agent and the Notes Agent may demand specific performance of this Agreement. The ABL Agent, on behalf of itself and the ABL Claimholders, and the Notes Agent, on behalf of itself and the Notes Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or the other ABL Claimholders or the Notes Agent or the other Notes Claimholders, as applicable. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency or Liquidation Proceeding, an Agent may seek such relief as if it were the “holder” of the claims of the other Agent’s Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other Agent’s Claimholders.

8.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.13. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. The Notes Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Notes Claimholders to the terms of this Agreement. The ABL Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other ABL Claimholders to the terms of this Agreement.

8.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of (and shall be binding upon) each of the Agents and the other Claimholders and their respective successors and assigns.

8.15. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the respective relative rights of the ABL Claimholders and the Notes Claimholders. No Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair as between the Grantors and the ABL Agent and the other ABL Claimholders, or as between the Grantors and the Notes Agent and the other Notes Claimholders, the obligations of any Grantor, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the other ABL Loan Documents or the other Notes Documents, respectively, including as and when the same shall become due and payable in accordance with their terms.

8.16. Marshalling of Assets. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Subordinated Lien Claimholder may have at any time under applicable law or otherwise to have its Subordinated Lien Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of such Subordinated Lien Agent’s Liens.

8.17. Exclusive Means of Exercising Rights under this Agreement. The Notes Claimholders shall be deemed to have irrevocably appointed the Notes Agent and the ABL Claimholders shall be deemed to have irrevocably appointed the ABL Agent, as their respective and exclusive agents hereunder. Consistent with such appointment, the Notes Claimholders, and the ABL Claimholders further shall be deemed to have agreed that their respective Agents (and not any individual Claimholder or group of Claimholders) shall have the exclusive right to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement) or the Collateral. Specifically, but without limiting the generality of the foregoing, each Notes Claimholder (other than the Notes Agent) and each ABL Claimholder (other than the ABL Agent), shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the preceding sentence.

8.18. Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, the Notes Agent, the ABL Agent and the Grantors and is the product of those Persons on behalf of themselves and the Notes Claimholders (in the case of the Notes Agent) and the ABL Claimholders (in the case of the ABL Claimholders). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any part or other Person merely by virtue of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.

8.19. Capacity of Notes Agent. The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement in its capacity as “trustee” and “collateral agent” under the Notes Indenture and the rights, powers, privileges and protections afforded to the “trustee” and “collateral agent” under the Notes Indenture shall also apply to The Bank of New York Mellon Trust Company, N.A. as the Notes Agent hereunder. The Notes Claimholders have expressly authorized and instructed the Notes Agent to execute and deliver this Agreement. For the avoidance of doubt, the Notes Trustee shall have no obligation, duty or liability to any holder or representative of Additional Pari Passu Secured Indebtedness Obligations except to the extent agreed to by the Notes Trustee and such holders and representative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

ABL Agent:

JPMORGAN CHASE BANK, N.A., as Initial ABL Agent and not in its individual capacity
By:	/s/ Michael F. McCullough
Name: Michael F. McCullough
Title: Senior Vice President:

Notice Address:

1300 E. Ninth Street Cleveland, Ohio 44114 Attn: Libbey Glass Account Manager

Notes Agent:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely in its capacity as Trustee and Collateral Agent under the Notes Indenture and Collateral Agent under the Notes Documents, as Notes Agent

By:	/s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

Notice Address:

2 North LaSalle Street, Suite 1020 Chicago, Illinois 60602 Attn: Global Corporate Trust

Acknowledged and Agreed to by:

Company:

LIBBEY GLASS INC.

By:	/s/ Susan Allene Kovach
Name: Susan Allene Kovach
Title Vice President, General Counsel and Secretary

Notice Address:

300 Madison Avenue Toledo, OH 43604 Attn: Susan Kovach

Holdings:

LIBBEY INC.

By:	/s/ Susan Allene Kovach
Name: Susan Allene Kovach
Title Vice President, General Counsel and Secretary:

Notice Address:

300 Madison Avenue Toledo, OH 43604 Attn: Susan Kovach

Company Subsidiaries:

Syracuse China Company
World Tableware Inc.
LGA4 Corp.
LGA3 Corp.
The Drummond Glass Company
LGC Corp.
Libbey.com LLC
LGFS Inc.
LGAC LLC

By:	/s/ Susan Allene Kovach
Name: Susan Allene Kovach
Title Vice President, General Counsel and Secretary:

Notice Address: 300 Madison Avenue Toledo, OH 43604 Attn: Susan Kovach

EXHIBIT B TO THE

INTERCREDITOR AGREEMENT

[Form of]

ADDITIONAL JOINDER AGREEMENT1

[Name of New Agent]

[Date]

[Names of ABL Agent] [Name of Notes Agent]

[Addresses of ABL Agent] [Address of Notes Agent]

The undersigned, together with its successors and assigns (the “New Agent”) under [identify Additional Pari Passu Secured Indebtedness Agreement] [ABL Agreement] (the “New Agreement”), is the [Additional Pari Passu Secured Indebtedness Agent] [ABL Agent] for Persons (the “New Claimholders”) wishing to become [Notes Claimholders] [ABL Claimholders] under and as defined in the Intercreditor Agreement dated as of May 18, 2012 (as amended and/or supplemented from time to time, the “Intercreditor Agreement” (terms used without definition herein have the meanings assigned to such terms by the Intercreditor Agreement)) among the Company, Holdings, the Company Subsidiaries party thereto, the ABL Agent thereunder and the Notes Agent thereunder.

In consideration of the foregoing, the undersigned hereby:

(i) represents that the New Claimholders have authorized the New Agent to become a party to the Intercreditor Agreement on behalf of such New Claimholders and to act as the [Additional Pari Passu Secured Indebtedness Agent on behalf of such New Claimholders under the Notes Documents] [ABL Agent on behalf of such New Claimholders under the ABL Agreement];

(ii) acknowledges that the New Agent has received a copy of the Intercreditor Agreement;

(iii) acknowledges on behalf of itself and the other New Claimholders that the Obligations under the New Agreement constitute [Notes Obligations] [ABL Obligations] for all purposes of the Intercreditor Agreement; and

(iv) accepts and acknowledges the terms of the Intercreditor Agreement applicable to the [Additional Pari Passu Secured Indebtedness Agent] [ABL Agent] and agrees on its own behalf and on behalf of the New Claimholders to be bound by the terms thereof applicable to holders of [Notes Obligations] [ABL Obligations], with all the rights, duties and obligations of the [Notes Claimholders] [ABL Claimholders] under the Intercreditor Agreement and to be bound by all the provisions thereof as fully as if they had been named as [Notes Claimholders] [ABL Claimholders] on the effective date of the Intercreditor Agreement and agrees that the New Agent’s address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[1]	This Joinder shall be modified in the event it is signed by a new Notes Agent.

THIS ADDITIONAL JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Additional Joinder Agreement to be duly executed by its authorized officer as of the             day of 20        .

[NAME OF NEW AGENT]

By:
Name:
Title:

The Company hereby represents and warrants

to each Agent on the date hereof that the New

Secured Agreement meets the requirements

set forth in the definition of Additional Pari

Passu Secured Indebtedness Agreement.

Libbey Glass Inc., a Delaware Corporation

By:
Name:
Title: